EXHIBIT 23.2

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
PO Box 4078, Woodbridge, CT 06525	Email: kruancpa@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation of Form S-1/A of Evans Brewing Co Inc. (EBC) of our report dated April 14, 2016, relating to the financial statements of EBC for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 6, 2016